As filed with the Securities and Exchange Commission on May 8, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

GREAT LAKES DREDGE & DOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5336063
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9811 Katy Freeway, Suite 1200 Houston, TX	77024
(Address of Principal Executive Offices)	(Zip Code)

Great Lakes Dredge & Dock Corporation

2021 Long-Term Incentive Plan, as amended

(Full title of the plan)

Scott Kornblau

Senior Vice President and Chief Financial Officer

Great Lakes Dredge & Dock Corporation

9811 Katy Freeway

Suite 1200

Houston, TX 77024

(346) 359-1010

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Great Lakes Dredge & Dock Corporation (the “Registrant”) for the purpose of registering an additional 3,000,000 shares of Registrant common stock, par value $0.0001 per share (the “Common Stock”), that were reserved for issuance under the Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan, as amended (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's prior Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2021 (SEC File No. 333-256955) (the “Prior Registration Statement”) registering shares of Common Stock issuable under the Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Registrant are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 21, 2025 (the “2024 Annual Report”);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025, filed with the Commission on May 6, 2025;

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 8, 2025 (as amended on March 3, 2025) and March 14, 2025; and

(d)

the description of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on December 26, 2006, and any other amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the 2024 Annual Report.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement or the related prospectus to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1

Second Amended and Restated Certificate of Incorporation of Great Lakes Dredge & Dock Corporation, effective May 9, 2024 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2024).

4.2

Second Amended and Restated Bylaws of Great Lakes Dredge & Dock Corporation, dated as of January 12, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on January 19, 2023).

4.3

Great Lakes Dredge & Dock Corporation 2021 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 26, 2025).

5.1*	Opinion of Sidley Austin LLP with respect to validity of issuance of securities

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

107*	Calculation of Registration Fee

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of May, 2025.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/ Lasse J. Petterson
Lasse J. Petterson
President, Chief Executive Officer and Director

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lasse J. Petterson, Scott Kornblau and Vivienne Schiffer, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this Registration Statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lasse J. Petterson	President, Chief Executive Officer and Director	May 8, 2025
Lasse J. Petterson	(Principal Executive Officer)

/s/ Scott Kornblau	Senior Vice President and Chief Financial Officer	May 8, 2025
Scott Kornblau	(Principal Financial Officer)

/s/ Ryan M. Bayer	Vice President and Chief Accounting Officer
Ryan M. Bayer	(Principal Accounting Officer)	May 8, 2025

/s/ Lawrence R. Dickerson	Chairman of the Board and Director	May 8, 2025
Lawrence R. Dickerson

/s/ Dana Armstrong	Director	May 8, 2025
Dana Armstrong

/s/ Kathleen M. Shanahan	Director	May 8, 2025
Kathleen M. Shanahan

/s/ Earl Shipp	Director	May 8, 2025
Earl Shipp

/s/ Ronald R. Steger	Director	May 8, 2025
Ronald R. Steger